

<ARTICLE>                                        OPUR3
<LEGEND>
     ??THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATING INCOME STATEMENTS OF ROANOKE GAS CO. AND SUBSIDIARIES AND OF
BLUEFIELD GAS CO. AND THE CONSOLIDATING BALANCE SHEETS OF ROANOKE GAS CO. AND
SUBSIDIARIES AND OF BLUEFIELD GAS CO. FOR THE YEAR ENDED DEC. 31, 1998 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.??
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              SEP-30-1999
<PERIOD-END>                                   DEC-31-1998
<BOOK-VALUE>                                   PER-BOOK
<TOTAL-ASSETS>                                 76,408,042
<TOTAL-OPERATING-REVENUES>                     55,035,263
<NET-INCOME>                                   2,139,404


